UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39041	81-3039831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 410-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 16, 2021, Satsuma Pharmaceuticals, Inc. (“Satsuma” or the “Company”) issued a press release announcing positive pharmacokinetic, tolerability and safety results from its Phase 1 trial of STS101 at multiple dose strengths. The full text of the press release is furnished as Exhibit 99.1 hereto.

In addition, in a corporate presentation provided to investors on June 16, 2021 and made available on the Company’s website, the Company:

•	confirmed that it will initiate its SUMMIT Phase 3 efficacy trial of STS101 5.2 mg in mid-2021, with top-line data expected in the second half of 2022;

•	announced preliminary results from its Phase 1 trial of STS101;

•

provided data from the ongoing ASCEND Phase 3 open-label, safety trial of STS101 supporting its belief that it has successfully addressed the under-delivery issue observed in the previous EMERGE Phase 3 efficacy of STS101, with said data demonstrating the improved second-generation STS101 delivery device and improved patient instructions and training resulted in an approximately 30% improvement in the amount of dose delivered, with a large reduction in dose variability; and

•

provided updated results of its ASCEND Phase 3 open-label, safety trial of STS101 5.2 mg, noting that over 270 subjects had been enrolled, over 3,700 migraine attacks had been treated, STS101 had demonstrated favorable safety and tolerability and that subjects had reported freedom from pain at two hours post-treatment in 30% of attacks, with low utilization of a second STS101 dose (less than 15% of attacks) or rescue medication (5%).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATSUMA PHARMACEUTICALS, INC.

Date: June 16, 2021	By:	/s/ John Kollins
John Kollins Chief Executive Officer